UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 12, 2013

Date of earliest event reported: February 8, 2013

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information discussed in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reserve-Based Credit Facility Amendment

On February 8, 2013, we entered into a third amendment to our reserve-based credit facility. Pursuant to the amendment, our lenders in the reserve-based credit facility will consent to the previously announced sale of our Robinson’s Bend assets in the Black Warrior Basin of Alabama and the subsequent release of collateral associated with those assets. Upon the closing of the sale, our borrowing base will be $37.5 million and the maturity date of the facility will be extended to March 31, 2014.

The current lenders and their percentage commitments in the reserve-based credit facility are The Royal Bank of Scotland plc (26.84%), BNP Paribas (21.95%), The Bank of Nova Scotia (21.95%), Societe Generale (14.63%), and ING Capital LLC (14.63%). Each lender will receive a 5 basis point fee for the amendment. There are no other changes to the interest rates, covenants or other terms of our reserve-based credit facility as a result of this amendment.

The foregoing description of the Third Amendment to Amended and Restated Credit Agreement is qualified in its entirety by the actual amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On February 12, 2013, Constellation Energy Partners LLC (the “Company”) issued a press release announcing that the Company extended the maturity of its reserve-based credit facility to March 31, 2014, and that its lenders will consent to the Company’s previously announced sale of the Robinson’s Bend Field. The amendment to the reserve-based credit facility was an interim step towards the restructuring of the reserve-based credit facility to facilitate the closing of the Robinson’s Bend Field asset sale. The Company also announced that it is currently working with prospective lenders on a new reserve-based credit facility and that it expects to close on the new facility in the second quarter of 2013.

A copy of the press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Third Amendment to Amended and Restated Credit Agreement dated as of February 8, 2013, among Constellation Energy Partners LLC, as borrower, The Royal Bank of Scotland plc, as administrative agent, and the lenders party thereto.

Exhibit 99.1	Press release dated February 12, 2013, publicly announcing that the Company extended the maturity of its reserve-based credit facility to March 31, 2014, and that its lenders will consent to the Company’s previously announced sale of the Robinson’s Bend Field.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: February 12, 2013	By:	/S/ CHARLES C. WARD
Charles C. Ward
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Third Amendment to Amended and Restated Credit Agreement dated as of February 8, 2013, among Constellation Energy Partners LLC, as borrower, The Royal Bank of Scotland plc, as administrative agent, and the lenders party thereto.

Exhibit 99.1	Press release dated February 12, 2013, publicly announcing that the Company extended the maturity of its reserve-based credit facility to March 31, 2014, and that its lenders will consent to the Company’s previously announced sale of the Robinson’s Bend Field.